SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NEW YORK
__________________________________________
)
ROBERT LEWIS, Derivatively on Behalf of     )
SOUTH HERTFORDSHIRE UNITED        )
KINGDOM FUND, LTD.,                 )
)    Index No. 650676/2011
Plaintiff,            )
v.                        )
)
VIRGIN MEDIA INC., NTL FAWNSPRING    )
LIMITED and NTL (B) LIMITED,            )
)
Defendants,            )
and                        )
)
SOUTH HERTFORDSHIRE UNITED        )
KINGDOM FUND, LTD., a Colorado Limited    )
Partnership,                        )
)
Nominal Defendant.        )
__________________________________________)

NOTICE OF LITIGATION SETTLEMENT

TO:	UNITHOLDERS OF SOUTH HERTFORDSHIRE UNITED KINGDOM FUND, LTD. (the “Partnership”)

The Partnership recently sold its sole asset to ntl (B) Limited in a transaction that was approved by the Unitholders (the “Asset Sale Transaction”) by a vote of approximately 92.3% of those present and voting, and 67.5% of Partnership units outstanding.

As disclosed in the Proxy for the May 5, 2011 special meeting of Unitholders at which that transaction was approved, a lawsuit had been filed by a Unitholder, derivatively on behalf of the Partnership, challenging the Asset Sale Transaction and certain other matters, as described more fully below.

That litigation is now being settled and your rights as a Unitholder will be affected. Please read this notice carefully. This notice describes your rights under the settlement, the settlement's potential impact on you, and what steps you may, but are not required to, take in relation to the settlement.

A settlement hearing will be held by the Supreme Court of the State of New York on January 17, 2012 at 2:15 p.m., before the Honorable Eileen Bransten in IAS Part 3, Room 442, 60 Centre Street, New York, New York 10007 for the purpose of determining whether the proposed settlement of the lawsuit is fair, reasonable, and adequate and should be approved; whether the releases that are part of the settlement should be granted; and whether the application for attorney's fees and expenses by counsel for plaintiff is reasonable and should be approved.

Any objection you may wish to file to the proposed settlement must be submitted by no later than December 27, 2011. See “Your Right To Appear and Object” below.

THE FOLLOWING SUMMARY IS NOT A FINDING BY THE COURT. IT IS PROVIDED BY THE PARTIES AS A SIMPLIFIED EXPLANATION OF THE CASE AND THE PROPOSED SETTLEMENT. THE COURT HAS NOT EXPRESSED ANY OPINION AS TO THE MERITS OF ANY OF THE CLAIMS OR DEFENSES RAISED BY ANY OF THE PARTIES.

What Is This Litigation About?

During the time at issue in the litigation, the Partnership had only one asset (the “Partnership Asset”), consisting of 299,390 ordinary shares of ntl (South Hertfordshire) Limited, an English company principally engaged in the development, construction, management and operation of broadband communications networks for telephone, cable televisions and internet services in the United Kingdom (“ntl South Herts”). The Partnership Asset represented 66.7% of the issued capital of ntl South Herts, and the remaining 33.3% of the shares of ntl South Herts was owned by ntl (B) Limited (“ntl (B)”), which is an indirect subsidiary of Virgin Media Inc. (“Virgin Media”). ntl Fawnspring Limited (the “General Partner”) is the general partner of the Partnership and is an affiliate of both Virgin Media and ntl (B).

On February 1, 2011, the Partnership filed a Preliminary Proxy Statement on Schedule 14A with the Securities and Exchange Committee disclosing that it had entered into a share purchase agreement (“Share Purchase Agreement”) with ntl (B) for the sale of the Partnership Asset to ntl (B), which would be followed in due course by the liquidation and dissolution of the South Herts Partnership. The purchase price for the transaction was arrived at by averaging three independent appraisals of the Partnership Asset performed as of September 30, 2010, using a procedure that was set out in the Limited Partnership Agreement of the Partnership, and the transaction was subject to the approval by the Partnership's Unitholders.

This litigation was filed by plaintiff Robert Lewis, a Unitholder of the Partnership, as a derivative action on behalf of the Partnership, and for the benefit of all Unitholders. The case was filed on March 15, 2011, before the special meeting of Unitholders was held to vote on the Asset Sale Transaction. It challenged the Asset Sale Transaction and the purchase price, among other things, alleging that the appraisals upon which the purchase price was based were stale and did not reflect the fair value of the Partnership Asset. It also alleged that the transfer by ntl South Herts of premium television services to an affiliate of Virgin Media in 2009 inappropriately deprived ntl South Herts of a valuable asset; raised a more general challenge to the allocation of costs and revenues between the Partnership and other Virgin Media affiliates; and claimed that the defendants, all of which are Virgin Media affiliates, had breached the Partnership Agreement and their fiduciary duties and had been unjustly enriched.

The final Proxy statement distributed to Unitholders in connection with the vote on the Asset Sale Transaction described this litigation and the claims asserted.

Although no formal answer has been filed, the defendants denied and continue to deny any wrongdoing and any liability.

Has the Court Made Any Determinations About the Claims?

No, the Court has not made any assessment yet of the strength or weakness of any party's claims and defenses.

The plaintiff, however, has taken discovery targeted at the key issues in dispute, and the parties have held arm's-length negotiations about the merits of the claims and defenses.

As a result of the plaintiff's investigation and those negotiations, the parties ultimately came to an agreement about a proposed settlement, which they are now asking the Court to review and approve. The fact that there is a settlement is not an admission by either side about strength of the other side's position.

KEY TERMS OF THE SETTLEMENT

These are the key terms of the proposed settlement:

The defendants will make a payment to the Partnership of $1,250,000 (the “Settlement Amount”). Except for such fees and expenses as the Court may award to plaintiff's counsel, the Settlement Amount will be used for the sole benefit of Unitholders. ntl (B), Virgin Media and the General Partner will forgo any claim they might have, under the Partnership Agreement or otherwise, to any share of that Settlement Amount.

The plaintiff will ask the Court to award his counsel reasonable attorney's fees and expenses of no more than 30% of the Settlement Amount ($375,000), with those fees and expenses to be paid solely out of the Settlement Amount. However, the settlement is not contingent on the court awarding any particular amount for the fees and expenses of plaintiff's counsel.

The lawsuit will be dismissed with prejudice.

The defendants, their affiliates, officers, directors, members, employees, agents, attorneys and other professionals will be released by all Unitholders from all Released Claims. “Released Claims” is defined as “any and all derivative and others claims, demands, rights, causes of action, liabilities, damages, losses, and obligations of any kind, legal or equitable, under the law of any domestic or foreign jurisdiction, known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, liquidated or unliquidated, matured or unmatured, accrued or unaccrued, apparent or unapparent, that was or could have been, or in the future can or might be asserted by any Unitholder (including their predecessors and successors in interest) for (x) all matters asserted or that could have been asserted in the [lawsuit]; (y) all matters arising out of or relating to the transactions and events referred to in the complaint in the [lawsuit], including but not limited to the valuation and sale of the Partnership Asset and the transfer of premium TV services, and (z) all matters arising out of or relating to the management of the Partnership. For the avoidance of doubt, 'Released Claims' extend to all unknown matters, which, if known, might have affected the decision to enter into the Settlement, and Plaintiff acknowledges that he or other Unitholders might discover facts in addition to or different from those now known or believed to be true with respect to the Released Claims, but that it is the intention of the Settling Parties to completely, fully, finally and forever extinguish any and all enumerated matters, known or unknown, suspected or unsuspected, without regard to the subsequent discovery of additional or different facts.”

In addition, all Unitholders (and their predecessors and successors in interest) will be permanently barred from filing, pursuing or participating in any lawsuit or other legal proceeding against any of the released parties that is based upon, arises out of or relates to any Released Claim.

Finally, all persons and entities will be permanently barred from filing or pursuing any claim for contribution or indemnity against any of the released parties arising out of or relating to the claims asserted in the lawsuit and where the alleged injury to such person or entity is that person's or entity's actual or threatened liability to the Partnership, or to Unitholders derivatively on behalf of the Partnership. With respect to any judgment that the Partnership, or Unitholders derivatively on behalf of the Partnership, may obtain against such person or entity based upon such barred claims, that person or entity shall be entitled to a credit of the greater of (x) an amount that corresponds to the percentage of responsibility of the defendants for the loss to the Partnership, or Unitholders derivatively on behalf of the Partnership, or (y) the Settlement Amount.

A full copy of the settlement agreement setting out all of its terms is available in the public court file or by contacting plaintiff's counsel, whose address is below.

How Much Will Each Unitholder Receive?

If the Court approves the full amount of counsel fees and expenses requested by the plaintiff, the net proceeds available for distribution to Unitholders will be $875,000. Assuming that existing Partnership reserves are sufficient to meet the Partnership's remaining financial obligations, and based on 56,935 Partnership units outstanding, Unitholders should receive approximately $15.36 per unit in additional payments as a result of this settlement, over and above any other liquidating distribution which the Partnership may be able to pay after satisfying all remaining liabilities and obligations.

Do I Need to File A Proof of Claim or Take Any Action in Order to Receive a Portion of the Settlement Proceeds?

You do not need to take any action in order to share in the proceeds of the Settlement. The General Partner will make the appropriate calculations based upon the number of limited partnership units you own. If you object to any aspect of the proposed settlement, however, you need to take the actions set forth herein under the caption “Your Right to Appear and Object.”

REASONS FOR THE SETTLEMENT

The plaintiff continues to believe that his claims have merit, and the defendants deny all accusations of wrongdoing and deny that they have any liability. Nonetheless, litigation is expensive and time-consuming, and there are always some risks on both sides.

The parties have taken into account the burden, expense, inconvenience, distraction, uncertainty and risks inherent in any litigation, especially in complex cases like this one, and the fact that, after this case was filed, the Unitholders approved the challenged Asset Sale Transaction by a vote of approximately 92.3% of those present and voting, and 67.5% of Partnership units outstanding.

Although the plaintiff believes that the claims he asserted have merit, he is also mindful of the inherent problems of proof and of the defenses that have been and would be raised to the claims asserted in the lawsuit. The plaintiff has taken targeted discovery from the defendants, including reviewing both public and confidential materials relating to the subject matter of the lawsuit, and taking the deposition testimony of the defendants. He has also considered the exchanges of information with defense counsel. As a result of that analysis and the negotiations with the defendants, the plaintiff believes that the settlement is in the best interest of the Partnership and the Unitholders, and will provide the Partnership and the Unitholders with a substantial and immediate benefit.

THE SETTLEMENT HEARING

The Court has scheduled the Settlement Hearing to be held on January 17, 2012 at 2:15 p.m., before the Honorable Eileen Bransten, in IAS Part 3, Room 442, 60 Centre Street, New York, New York 10007. At the hearing, the Court will determine: (1) whether the proposed settlement of the Action is fair, reasonable, adequate and should be approved; (2) whether a final judgment should be entered incorporating the releases and bar order described above (See “Key Terms of the Settlement”); and (3) whether the application to award fees and expenses to Plaintiff's counsel out of the Settlement Amount is reasonable and should be approved.

The Court has reserved the right to adjourn the Settlement Hearing, in whole or in part, without further notice of any kind other than oral announcement at the Settlement Hearing or entry of an order posted to the Court's docket. The Court has also reserved the right to approve the settlement with or without modification, to enter a final judgment, and to order the payment of attorney's fees and expenses without further notice of any kind.

YOUR RIGHT TO APPEAR AND OBJECT

If you are satisfied with the settlement, you need not do anything.

If you wish to object to the settlement, you may choose to appear at the settlement hearing, in person or by counsel, and show why the proposed settlement should not be approved as fair, reasonable, adequate and in the best interests of the Partnership and its Unitholders; why Plaintiff's counsel should not be awarded the requested attorney's fees and expenses; or why the proposed final judgment should not be entered dismissing the lawsuit and reflecting the releases and bar order noted above.

IN ORDER TO APPEAR AND OBJECT TO THE SETTLEMENT, you MUST file your objections in writing no later than fourteen (14) business days prior to the settlement hearing - in other words, by December 27, 2011. If you are sending your objection by mail, please allow enough extra time that the papers will be received at the Court by this deadline.

Any objections filed should include (1) a description of the number of Partnership units you hold, (2) a detailed statement of your objections to any matters before the Court, and (3) any documents that you think the Court should consider.

You are not required to appear in person at the hearing, even if you submit an objection. If you plan to appear in person at the settlement hearing, you should say so specifically in your written objections.

At the same time as (or before) you file your papers with the Court, you must serve them upon the following attorneys for the parties electronically or by hand or first-class mail:

Jeffrey S. Abraham ABRAHAM, FRUCHTER & TWERSKY, LLP One Penn Plaza, Suite 2805 New York, NY 10119 Tel:(212) 279-5050 Fax:(212) 279-3655 Email:jabraham@aftlaw.com Attorneys for Plaintiff	Peter L. Simmons FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP One New York Plaza New York, NY 10004 Tel:(212) 859-8000 Fax:(212) 859-4000 fax Email:peter.simmons@friedfrank.com Attorneys for Defendants

Your objections and any supporting materials, along with proof of service upon the parties' attorneys, must be filed by you with the Clerk of the Supreme Court of the State New York, 60 Centre Street, New York, New York, 10007.

Unless the Court directs otherwise, you will not be entitled to object to the settlement, the proposed final judgment or the award of attorney's fees and expenses to plaintiff's counsel, or otherwise to be heard at the settlement hearing, if you fail to serve and file written objections as described above. In that event, you will be deemed to have waived the right to object (including the right to appeal) and will be barred from raising such objections in this or any other action or proceeding.

SCOPE OF THIS NOTICE AND FURTHER INFORMATION

This notice is not all-inclusive. The references to the claims and pleadings, the settlement and other papers and proceedings are only summaries and necessarily are not complete or comprehensive. For the full details of the action, the claims that have been asserted by the plaintiff and the terms and conditions of the settlement, including a complete copy of the complaint, the settlement and related orders and proposed forms of orders, please contact plaintiff's counsel, Abraham Fruchter & Twersky LLP, at the address noted above.

DO NOT WRITE OR TELEPHONE THE COURT.
Dated: November 3, 2011

BY ORDER OF THE COURT.